UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

EVOQUA WATER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue
Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 772-0044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the sale of Evoqua Water Technologies Corp., a Delaware corporation (“Evoqua” or the “Company”), previously announced on January 23, 2023. Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among Evoqua, Xylem Inc., an Indiana corporation (“Xylem”), and Fore Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Xylem (“Merger Sub”), on May 24, 2023 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving the merger and becoming a direct, wholly-owned subsidiary of Xylem (the “Merger”).

Per the terms of the transactions described in the Merger Agreement, approximately 58,779,100 shares of common stock, par value $0.01 per share (“Xylem Shares”), will be issued to former Evoqua stockholders in connection with the Merger. As a result, legacy Evoqua stockholders will own approximately 25% and legacy Xylem shareholders will own approximately 75% of the combined company.

The Xylem Shares issued pursuant to the terms of the Merger Agreement were registered under the Securities Act of 1933, as amended, pursuant to Xylem’s Registration Statement on Form S-4 which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 6, 2023.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the completion of the Merger, on May 24, 2023, Evoqua and its subsidiaries terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under that certain Credit Agreement among EWT Holdings III Corp., as the borrower, EWT Holdings II Corp., as parent guarantor, the other guarantors from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and ING Capital, LLC, as sustainability coordinator, dated April 1, 2021 (the “JPM Credit Agreement”). In connection with the termination of the JPM Credit Agreement, on May 24, 2023, all outstanding obligations for principal, interest and fees under the JPM Credit Agreement were paid off in full, and all liens securing the obligations under the JPM Credit Agreement and any letter of credit or hedging obligations permitted by the JPM Credit Agreement and to be secured by such liens and guarantees under the JPM Credit Agreement were released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Merger Consideration

On the Closing Date, the parties consummated the Merger. Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Evoqua, par value $0.01 per share (“Company Shares”), issued and outstanding immediately prior to the Effective Time (other than Company Shares held in the treasury of Evoqua or Company Shares owned, directly or indirectly, by Xylem or Merger Sub immediately prior to the Effective Time) was converted by virtue of the Merger into the right to receive 0.48 (the “Exchange Ratio”) Xylem Shares, with cash paid in lieu of the issuance of any fractional Xylem Shares (the “Merger Consideration”).

Treatment of Company Options

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase Company Shares (a “Company Option”) granted under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of the Company (the “Company Equity Plans”), whether vested or unvested, ceased to represent a right to acquire Company Shares and was converted into an option to purchase Xylem Shares (a “Xylem Option”) in an amount equal to (a) the number of Company Shares subject to each Company Option immediately prior to the Effective Time multiplied by (b) the Exchange Ratio, rounded down, if necessary, to the nearest whole share of Xylem Shares, and with such Xylem Option having an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of the Company Shares otherwise purchasable pursuant to such Company Option divided by (ii) the Exchange Ratio. The Xylem Options are subject to the same terms and conditions, including any vesting provisions and any provisions providing for accelerated vesting upon certain events, as were applicable to the Company Options as of immediately prior to the Effective Time.

Treatment of Company Restricted Stock Units and Company Performance Stock Units

Pursuant to the Merger Agreement, at the Effective Time, each outstanding unvested restricted stock unit (a “Company RSU”) and each outstanding unvested performance stock unit (a “Company PSU”) granted under any Company Equity Plan ceased to represent a right to acquire Company Shares and was converted (and, in the case of a Company PSU, at a target award level) into a Xylem restricted stock unit (a “Xylem RSU”), which vests based on the passage of time. The number of Xylem Shares subject to each such Xylem RSU is equal to (a) the number of Company Shares subject to each Company RSU or Company PSU, as applicable, immediately prior to the Effective Time multiplied by (b) the Exchange Ratio, rounded down, if necessary, to the nearest whole share of Xylem Shares. The Xylem RSUs are subject to the same terms and conditions, including any vesting provisions and any provisions providing for accelerated vesting upon certain events, as were applicable under the Company RSUs or Company PSUs (other than the performance criteria), as applicable, as of immediately prior to the Effective Time.

Treatment of Company Stock Appreciation Rights

Pursuant to the Merger Agreement, at the Effective Time, each outstanding vested and unvested cash-settled stock appreciation right (a “Company SAR”) granted under any Company Equity Plan ceased to represent an award that relates to Company Shares and was converted into an award that relates to Xylem Shares (a “Xylem SAR”) by multiplying the number of Company Shares relating to each such Company SAR immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share of Xylem Shares), and each such Xylem SAR has a base price per share (rounded up to the nearest whole cent) equal to (a) the base price per share of the Company Shares otherwise relating to such Company SAR immediately prior to the Effective Time divided by (b) the Exchange Ratio. Except as specifically provided in the Merger Agreement, following the Effective Time, each such Xylem SAR shall continue to be governed by substantially the same terms and conditions, including any vesting provisions and any provisions providing for accelerated vesting upon certain events, as were applicable under the Company SARs as of immediately prior to the Effective Time.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Evoqua’s Current Report on Form 8-K filed with the SEC on January 23, 2023, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that the NYSE suspend trading of Company Shares on the NYSE and remove the Company Shares from listing on the NYSE, in each case, prior to market open on May 24, 2023. In addition, the Company requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to delist the Company Shares from the NYSE and to deregister Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As of the Effective Time, holders of Company Shares immediately prior to the Effective Time ceased to have any rights as common stockholders of Evoqua (other than the right to receive the Merger Consideration or as provided by law).

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, as of the Effective Time, a change in control of the Company occurred, and the Company became a direct, wholly-owned subsidiary of Xylem.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, as of the Effective Time, (i) pursuant to the requirements of the Merger Agreement, Gary A. Cappeline, Nick Bhambri, Lisa Glatch, Ron C. Keating, Martin J. Lamb, Julia A. Sloat, Sherrese Clarke Soares, Lynn C. Swann and Peter M. Wilver (constituting all members of the Evoqua Board of Directors) ceased to be directors of Evoqua and (ii) each of Ron C. Keating, Benedict J. Stas, Rodney O. Aulick, Hervé P. Fages, Snehal A. Desai, Vincent Grieco, James M. Kohosek and Anthony J. Webster, the Company’s executive officers, ceased to serve in their respective positions with the Company.

In connection with the Merger, as of the Effective Time, Matthew F. Pine, Hayati Yarkadas and Geri McShane, who were the directors of Merger Sub immediately prior to the consummation of the Merger, became the directors of the Company, as the surviving corporation.

In connection with the Merger, as of the Effective Time, Matthew F. Pine and Dorothy G. Capers, who were the President and Secretary, respectively, of Merger Sub immediately prior to the consummation of the Merger, became the President and Secretary of the Company, as the surviving corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws were amended and restated in their entirety. Copies of the Company’s Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2023, by and among Evoqua Water Technologies Corp., Xylem Inc., and Fore Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on January 23, 2023 (File No. 001-38272))

3.1	Second Amended and Restated Certificate of Incorporation of Evoqua Water Technologies Corp.

3.2	Fourth Amended and Restated Bylaws of Evoqua Water Technologies Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2023		EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Dorothy G. Capers
Dorothy G. Capers
Secretary